Calculation of Filing Fee Tables
S-8
Seneca Bancorp, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	131,463	$ 9.75	$ 1,281,764.25	0.0001381	$ 177.01
2	Equity	Common Stock, $0.01 par value per share	Other	135,438	$ 9.75	$ 1,320,520.50	0.0001381	$ 182.36
3	Other	Participation Interests	Other				0.0001381	$ 0.00
Total Offering Amounts:						$ 2,602,284.75		$ 359.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 359.37
Offering Note
[1]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Seneca Bancorp, Inc. 2019 Equity Incentive Plan (the "Equity Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Seneca Bancorp, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a), this represents 131,463 shares of common stock of the Company issuable pursuant to the Equity Plan. The proposed maximum offering price per share of $9.75 is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") and is based upon the average of the high and low prices per share of the Company's common stock as reported on the OTCQX Market on November 19, 2025.

[2]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Seneca Savings Bank, National Association 401(k) Plan (the "401(k) Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a), this represents 135,438 shares of common stock of the Company that may be purchased with employee contributions to the 401(k) Plan. The proposed maximum offering price per share of $9.75 is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low prices per share of the Company's common stock as reported on the OTCQX Market on November 19, 2025.

[3]	Pursuant to 17 C.F.R. Section 230.416(c) under the Securities Act, this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the 401(k) Plan. Pursuant to 17 C.F.R. Section 230.457(h)(2) of the Securities Act, no registration fee is required to be paid.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A